                                                      N-SAR FILING
                                             AAL VARIABLE PRODUCT SERIES FUND

                                 AFFILIATED UNDERWRITINGS OF AAL HIGH YIELD BOND PORTFOLIO
                                         For 4-month period ending April 30, 2004

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                                                             144A                 Par/         Issuer
 Trade Date        CUSIP                Issuer             Security   Price      Amount         Size         Percentage
-------------- -------------- ---------------------------- --------- --------- ------------ ------------- -----------------
-------------- -------------- ---------------------------- --------- --------- ------------ ------------- -----------------
  03/05/04       896522AC3    Trinity Industries LE 144A     Yes      100.000       50,000   300,000,000             0.017%
                              W/RRT
Percentage of the principal amount of the offering, together with any other discretionary accounts advised by PIMCO: 5.000%
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                                                       Participating                  Selling
 Trade Date                Broker                      Underwriters                 Concession
-------------- ------------------------------- ------------------------------ ------------------------
-------------- ------------------------------- ------------------------------ ------------------------
  03/05/04     JP Morgan Chase Bank            Credit Suisse First Boston     Underwriting spread of
                                                 Corp.                         SPR @ Iss 266.00 vs.
                                               JP Morgan Securities                T 4 02/15/14
                                               Bank of America Securities LLC
                                               Bank of Tokyo-Mitsubishi
                                               BNP Paribas
                                               Dressdner Kleinwort Wasserstein
                                                 SEC
                                               Royal Bank of Scotland PLC (US)
                                               Scotia Capital Inc.
                                               Wachovia Securities Inc.
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-------------- -------------- ---------------------------- --------- --------- ------------ ------------- -----------------
                                                             144A                 Par/         Issuer
 Trade Date        CUSIP                Issuer             Security   Price      Amount         Size         Percentage
-------------- -------------- ---------------------------- --------- --------- ------------ ------------- -----------------
-------------- -------------- ---------------------------- --------- --------- ------------ ------------- -----------------
  03/03/04       12686CAV1    Cablevision System Holding      No      100.000      500,000  1,000,000,000            0.050%
                              Co.
Percentage of the principal amount of the offering, together with any other discretionary accounts advised by PIMCO: 3.000%
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-------------- ------------------------------- ------------------------------ ------------------------
                                                       Participating                  Selling
 Trade Date                Broker                      Underwriters                 Concession
-------------- ------------------------------- ------------------------------ ------------------------
-------------- ------------------------------- ------------------------------ ------------------------
  03/30/04     Citigroup Global Markets Inc.   Bank of America Securities     Underwriting spread of
                                                 LLC                           SPR @ ISS 441.00 vs.
                                               Bear Stearns & Co.                  T 4 02/15/14
                                               Citigroup
                                               Morgan Stanley
                                               Deutsche Bank
                                               Bank of New York
                                               Barclays Capital
                                               Dressdner Kleinwort Wasserstein
                                                 SEC
                                               Mizuho Securities USA Inc.
                                               SG Cowan Securities Corp.
                                               Suntrust Robinson Humphrey
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